UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☑                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material under § 240.14a-12

PLURALSIGHT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	1)	Title of each class of securities to which the transaction applies:
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Dear {First Name},

Pluralsight, Inc. (“PSI”) and Pluralsight Holdings LLC (“PSH”) recently announced entry into an Agreement and Plan of Mergers, dated December 11, 2020 (the “Merger Agreement”), pursuant to which PSI and PSH will be acquired by an affiliate of Vista Equity Partners (“Vista”). This acquisition will impact your rights as a unit holder and/or as a party (a “Member”) to the Tax Receivable Agreement, dated May 18, 2020 (“TRA”) with PSI and PSH. In the acquisition, each outstanding share of Class A Common Stock of PSI and each outstanding unit of PSH (other than units held by PSI) will be cancelled and converted into the right to receive $20.26 in cash in a taxable transaction.

The acquisition will also trigger an early payout of TRA benefits under the TRA. Generally, the TRA provides that TRA benefit payments are to be paid when tax benefits are actually realized, if and when at all, many years in the future, but also that TRA benefit payments will be paid out based on a formula related to a hypothetical future tax benefit for PSI in the event of a change of control transaction. In connection with the entry of PSI and PSH into the Merger Agreement, the Representative of the Members appointed under and pursuant to the TRA (an affiliate of Insight Venture Partners) negotiated an amendment to the TRA that it believes is in the best interests of the Members, providing for the immediate payment of different TRA benefit payments in the proposed acquisition to be paid to each Member following consummation of the acquisition. These changes to the TRA benefits will be subject to the consummation of the acquisition.

Shortly after the acquisition closes, which we currently anticipate being sometime in the first half of 2021, you will receive a cash payment for your TRA benefits. This payment will represent the full amount of TRA benefit you will receive, and no future payments will be made to you under the TRA. Please consult your tax advisor on how to report this payment on your tax return.

Your projected TRA payment for units held or formerly held by {TRA Beneficiary} is: ${Amount}. Please note that this amount may change and will be finalized closer to the payout date.

Payments of TRA benefits are expected to be made via ACH/Wire Transfer. We will reach out to you later to obtain your payment instructions.

A copy of the Merger Agreement and the amendment to the TRA have been publicly filed with the SEC and are available at the Security and Exchange Commission’s (“SEC”) website (www.sec.gov). Additional information regarding the TRA is available in PSI’s filings with the SEC, including PSI’s Annual Report on Form 10-K/A, which was filed with the Securities and Exchange Commission on March 2, 2020, and are available at the SEC’s website (www.sec.gov).

We are unable to provide tax advice related to this transaction, but if you have any other questions about how the acquisition affects you, please feel free to reach out.

Sincerely,

Nate

Additional Information and Where to Find It

Pluralsight, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the acquisition of Pluralsight (the “Transaction”). Pluralsight plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies in connection with the Transaction.

Aaron Skonnard, Gary Crittenden, Scott Dorsey, Arne Duncan, Ryan Hinkle, Leah Johnson, Timothy Maudlin, Frederick Onion, Bradley Rencher, Bonita Stewart and Karenann Terrell, all of whom are members of Pluralsight’s Board of Directors, and James Budge, Pluralsight’s Chief Financial Officer, are participants in Pluralsight’s solicitation. Other than Messrs. Skonnard and Onion, none of such participants owns in excess of one percent of the voting power of Pluralsight’s common stock. Mr. Skonnard may be deemed to own approximately 53.6 percent of the voting power of Pluralsight’s capital stock, and Mr. Onion may be deemed to own approximately 4.2 percent of the voting power of Pluralsight’s capital stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Pluralsight’s definitive proxy statement for its 2020 Annual Meeting of Stockholders (the “2020 Proxy Statement”), which was filed with the SEC on March 18, 2020. To the extent that holdings of Pluralsight’s securities have changed since the amounts printed in the 2020 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Pluralsight will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT PLURALSIGHT WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto and any other relevant documents filed by Pluralsight with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Pluralsight’s definitive Transaction Proxy Statement, any amendments or supplements thereto and any other relevant documents filed by Pluralsight with the SEC in connection with the Transaction will also be available, free of charge, at Pluralsight’s website (http://investors.pluralsight.com) or by writing to Pluralsight, Inc., Attention: Investor Relations, 42 Future Way, Draper, Utah 84020. In addition, copies of these materials may be requested, free of charge, from Pluralsight’s proxy solicitor by writing to Innisfree M&A Incorporated, 501 Madison Avenue, New York, NY 10022, or calling toll-free to 877-750-0625.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding our pending acquisition by affiliates of Vista Equity Partners, including the expected timing of the closing of the transaction; considerations taken into account by our Board of Directors in approving the Transaction; and expectations for Pluralsight following the closing of the Transaction. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: the risk that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from the stockholders of Pluralsight for the Transaction or required regulatory approvals are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction and the ability of each party to consummate the Transaction; risks that the Transaction disrupts the current plans and operations of Pluralsight; and the risks described in the filings that we make with the SEC from time to time, including the risks described under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 25, 2020, and amended on March 2, 2020, and which should be read in conjunction with our financial results and forward-looking statements. Our filings with the SEC are available on the SEC filings section of the Investor Relations page of our website at http://investors.pluralsight.com. All forward-looking statements in this communication are based on information available to us as of the date of this communication, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.